UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 17, 2010

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State or Other Jurisdiction of Incorporation)

1-11530	38-2033632
(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      REGULATION FD DISCLOSURE.

On August 17, 2010, Taubman Centers, Inc. issued a press release that as a result of Saks Fifth Avenue’s plans to close its store at The Shops at Willow Bend, the Company now expects 2010 Funds from Operations per diluted share to be slightly above its previously announced guidance range. This increase is primarily from lease cancellation income expected from the transaction. The Company is maintaining its previously announced guidance for net income allocable to common shareholders per diluted share (EPS). For EPS, the increase in lease cancellation income is somewhat offset by additional depreciation expense. The Company expects to update the guidance ranges in the ordinary course of releasing earnings for the third quarter of 2010.  A copy of the press release is attached as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit	Description

99	Press Release, dated August 17, 2010, entitled “Taubman Centers Increases 2010 FFO Guidance; Maintains EPS Guidance”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2010	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99	Press Release, dated August 17, 2010, entitled “Taubman Centers Increases 2010 FFO Guidance; Maintains EPS Guidance.”